Exhibit 99.1
comScore, Inc. Files Registration Statement for Follow-On Public Offering of Common Stock
RESTON, Virginia, October 31, 2007 - comScore, Inc. (NASDAQ: SCOR) today announced that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to the proposed underwritten public offering of 6,133,026 shares of its common stock. The offered shares will be sold by comScore and certain of its stockholders.
Credit Suisse Securities (USA) LLC will act as sole book-running manager for the offering. In addition, Deutsche Bank Securities Inc. and Jefferies & Company Inc. will act as joint lead managers for the offering, and William Blair & Company, L.L.C., Friedman, Billings, Ramsey & Co., Inc., Needham & Company, LLC, ThinkEquity Partners LLC and Signal Hill Capital Group LLC will act as co-managers for the offering. The underwriters have an option to purchase up to 919,954 additional shares of common stock to cover over-allotments, if any.
Copies of the preliminary prospectus for the offering, when available, may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, telephone 800-221-1037.
A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement for such securities becomes effective.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Cautionary Statement
Statements contained in this press release that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements, including statements regarding the completion of the proposed public offering and any of the terms thereof, are uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by comScore. You should consider the risk factors identified in the registration statement and in comScore’s filings with the U.S. Securities and Exchange Commission, including its Form 10-Q and in other SEC filings. comScore undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.